EXHIBIT 10.15

OPERATING AGREEMENT
OF
IDS PATENT HOLDING, LLC

This Operating Agreement (“Agreement”), effective this 2nd day of April, 2008, is among IDS Patent Holding, LLC, a New York limited liability company (the “Company”), and the Members of the Company set forth on Schedule 2.3.

SECTION 1	DEFINITIONS

Unless defined elsewhere in this Agreement, capitalized terms used in this Agreement will have the meanings ascribed to them in the attached Appendix A.

SECTION 2	COMPANY

2.1	Organization. The Company was organized as a New York limited liability company pursuant to the Act on March 6, 2008.

2.2
Name of the Company.  The name of the  Company heretofore formed is IDS Patent Holding, LLC.  The Company may do business under that name and under any other name or names which the Managing Member selects.  If the Company does business under a name other than that set forth in its Articles of Organization, then the Company shall file a certificate with the Department of State of the State of New York as required by the Act.

2.3	Company Information. Schedule 2.3 sets forth the following Company information:

	(a)	the name of each Member;

	(b)	the number of Units owned by each Member;

	(c)	each Member’s contribution to the Company, together with the date and value of the contribution;

	(d)	the value of each Member’s capital account;

	(e)	the address or other contact information of the Company and each Member;

	(f)	the Tax Matters Member of the Company; and

	(g)	the name of each officer of the Company, if any.

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2.4
Amendment.  The Company will promptly amend and restate Schedule 2.3 to account for any changes in the information set forth on Schedule 2.3 resulting from matters that occur in accordance with the Act, the Articles of Organization, and this Agreement.  Upon an amendment, the Company will promptly deliver to each Member a copy of the amended and restated Schedule 2.3.

SECTION 3	PURPOSES AND POWERS

3.1
Purposes.  The Company has been organized to own all rights in and to certain United States patent applications (the “Patent Applications”) filed by Member, Intelligent Digital Systems, LLC (“IDS”), to process appeals therefore, to pursue such patent rights, and to hold and commercially exploit any patents granted thereon, by threatening, commencing, prosecuting and settling litigation to enforce those patents, if granted, to recover damages for infringement, if granted, and to pursue, negotiate and settle claims for license fees for use of patented technologies, if granted, to maintain such patents, and other acts related to the ownership, use and sale of such patent rights, if granted, all to the extent deemed advisable by the Managing Member. The Patent Applications are identified on attached Exhibit A.

3.2
Duties.  The Company shall utilize the knowledge, experience, expertise, and know how of the Members, their advice and consultation, and their managerial, operational and financial resources, so that the Company performs its obligations and discharges its duties as stated herein.

3.3
Good Faith.  The Members acknowledge that the terms and conditions of each and every specific role of the Members within the Company may not have been fully set forth herein. The Members agree to act cooperatively and in good faith to supplement their understanding as to their specific roles within the Company so that the objectives and purpose set forth herein are accomplished.

3.4
Costs.  The Managing Member shall have the right to cause the Company to incur such costs as it determines are appropriate to pursue the purposes set forth in Section 3.1 and the Members shall contribute to such costs as provided in Section 6 below.

3.5	Limitation. The Company will not conduct or promote any other business.

3.6	Powers.

(a) Unless the Articles of Organization provide otherwise, the duration of the Company will be perpetual, subject to termination as set forth in Section 17;

(b)
Unless the Articles of Organization provide otherwise, and subject to the Act, the Company may have and exercise all powers and do every other act not inconsistent with law, which is necessary, convenient or incidental to promote and effect any and all of the purposes for which the Company is organized.

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SECTION 4                           OFFICE AND AGENT

4.1
Registered Office.  The Company must continuously maintain in the State of New York a registered office, which shall be such place as the Managing Member shall designate and which may be, but need not be, the same as any of its places of business.

4.2
Registered Agent.  The Company must continuously maintain in the State of New York a registered agent, which registered agent shall be such agent as the Managing Member shall designate and which must be:

	(a)	an individual who resides in the State of New York and whose business office is identical to the registered office, or

	(b)	a domestic limited liability company, a domestic corporation or a domestic professional corporation whose business office is identical to the registered office.

SECTION 5	MANAGEMENT AND MANAGEMENT RIGHTS OF MEMBERS

5.1	Management.

(a)                 Managing Member.  The Company is a Member-managed limited liability company. The Company shall be managed by Member IDS, which is and shall be its Managing Member.  The Managing Member shall have full, exclusive, and complete discretion, power and authority, subject in all cases to the other provisions of this Agreement  and the requirements of applicable law, to manage, control, administer, and operate the business and affairs of the Company for the purposes herein stated, and to make all decisions affecting such business and affairs, including, without limitation, for Company purposes, the power to:

(i)            enter into agreements and contracts and give receipts, releases, and discharges;

(ii)           purchase liability and other insurance to protect the Company’s properties and business;

(iii)          execute any and all other instruments and documents which may be necessary or in the opinion of the Managing Member desirable to carry out the intent and purpose of this Agreement;

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(iv)          make any and all expenditures which the Managing Member, in its sole discretion, deems necessary or appropriate in connection with the management of the affairs of the Company and the carrying out of its obligations and responsibilities under this Agreement, including, without limitation, all legal, accounting and other related expenses incurred in connection with the organization and operation of the Company, except that if the expenditures for any given calendar year exceed One Hundred Thousand Dollars ($100,000.00) in the aggregate, Member VMS shall have the right to exert veto authority over all additional expenditures for the remainder of said given calendar year.  Upon the expenditure in the aggregate of $100,000 by the Company in a given year, the Managing Member must submit in writing all additional planned expenditures to Member VMS at least 10 days prior to payment of the expense; and

(v)           enter into any kind of activity necessary to, in connection with, or incidental to, the accomplishment of the purposes of the Company.

(b)                Limitation on Authority of Members.  No Member is an agent of the Company solely by virtue of being a Member, and no Member has authority to act for the Company solely by virtue of being a Member.  This Section 5.1(b) supersedes any authority granted to the Members pursuant to Section 401 of the Act.  Any Member who takes any action or binds the Company in violation of this Section 5.1(b) shall be solely responsible for any loss and expense incurred by the Company as a result of the unauthorized action and shall indemnify and hold the Company and the other Member harmless with respect to the loss or expense.  Notwithstanding the foregoing, Member, Visual Management Systems Inc. (“VMS”) shall not have a management right, but shall have the right to approve any transaction between the Company and the Managing Member or an affiliate thereof, including the payment of salary or distributions of income, or compensation of any kind to the Managing Member or an affiliate thereof, except for (i) distributions to the Members made pursuant to and in accordance with Section 10 hereof and (ii) loans to the Company on commercially reasonable terms, of less than $50,000.00 in the aggregate when summed with all other loans from the Managing Member to the Company, in any given calendar year.

5.2	Member Proxy. A Member may appoint a proxy to vote or otherwise act for the Member by signing an appointment instrument, either personally or by the Member’s attorney-in-fact.

5.3	Member Duties and Standards of Conduct.

(a) Each Member’s duty of loyalty to the Company and the other Member includes the following:

(1)
to account to the Company and hold for it any property, profit, or benefit derived by the Member in the conduct and winding up of the Company’s business or derived from a use by the Member of Company property, including the appropriation of a Company opportunity; and

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(2)
except as provided in Section 5.3(d) and Section 5.3(e), to refrain from dealing with the Company in a manner adverse to the Company and to refrain from representing a person with an interest adverse to the Company, in the conduct or winding up of the Company’s business; and

	(3)	to refrain from competing with the Company in the conduct of the business of the Company before the dissolution of the Company.

(b)
Each Member’s duty of care to the Company and the other Members in the conduct and winding up of the business of the Company also includes refraining from grossly negligent or reckless conduct, intentional misconduct, or a violation of applicable regulation or law.

(c)	Each Member will discharge the duties to the Company and the other Members under the Act or under this Agreement and exercise any rights consistent with the obligation of good faith and fair dealing.

(d)	A Member does not violate a duty or obligation under the Act or under this Agreement merely because the Member’s conduct furthers the Member’s own interest.

(e)	A Member may lend money to or transact other business with the Company, provided that any loan or transaction between the Member and the Company must be:

	(1)	fair to the Company;

	(2)	authorized by this Agreement; or

	(3)	authorized or ratified by the Managing Member after full disclosure of all material facts.

(f)
Loans and other transactions between the Company and a Member are binding on the parties in the same manner as transactions between the Company and persons who are not Members, subject to other applicable law.

(g)
Member IDS is owned by Jay Edmond Russ, Esq. (“Russ”).  Russ is, or may in the future become, a member of the Board of Directors of Member VMS.  Russ is, or may in the future become, a compensated consultant to Member VMS.  The parties hereto acknowledge and agree that Member IDS may act as Managing Member of the Company, without limitation, notwithstanding these positions and any others, which Russ may now, or hereafter, hold with Member VMS, or otherwise.  In the event Russ is or becomes a member of the Board of Directors of Member VMS, Russ may vote as a member of such Board of Directors of Member VMS on any and all matters affecting VMS, the Company, or both, without limitation and Member VMS hereby waives any conflict of interest, actual or perceived, in relation thereto, and in relation to the purpose of the Company.

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5.4	Limitation of Liability and Indemnification.

(a)
The Managing Member shall not be liable, responsible, or accountable, in damages or otherwise, to any Member or to the Company for any act or omission performed by it within the scope of the authority conferred by this Agreement, except for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of applicable regulation or law or any transaction from which the Member derives an improper personal benefit.

(b)
The Company will indemnify the Managing Member for any act or omission performed by it within the scope of the authority conferred by this Agreement, except for acts or omissions not in good faith or which involve gross recklessness, intentional misconduct or a knowing violation of applicable regulation or law or any transaction from which the Member derives an improper personal benefit.

5.5
Liability of Members.  The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company.  A Member is not and shall not be personally liable for a debt, obligation, or liability of the Company solely by reason of being or acting as a Member.

SECTION 6	CONTRIBUTIONS

6.1
Contributions.  The Members each acknowledge and agree that the funding for the business activities of the Company as set forth in Section 6.3(b) below shall be borne by the Members, based upon each member’s pro rata ownership of Units.  The contributions of a Member to the Company may consist of cash, property, services rendered, or a promissory note or other obligation to contribute cash or to perform services, each as acceptable to the Managing Member.

6.2	Liability for Contributions.

	(a)	A promise by a Member to contribute to the Company is not enforceable unless it is set out in writing and signed by the Member.

	(b)	The obligation of a Member to make a contribution may be compromised only by consent of both Members.

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6.3
Contributions.  Contemporaneously with the execution and delivery of this Agreement, each Member will contribute to the Company the contribution of the Member set forth on Schedule 2.3 (the “Initial Contribution”) as of the date of this Agreement.  From time to time after the date hereof, the Managing Member may make requests for additional contributions by the Members hereunder (each such request, a “Capital Call”), and each Member hereby agrees that it shall within thirty (30) days contribute its share of any Capital Call to the Company, based upon each Member’s pro rata ownership of Units; provided, that under no circumstances shall a Member be required to make any contribution in response to a Capital Call hereunder unless:

(a)
The amount of such contribution in respect of such Capital Call, together with the amounts of all prior contributions made by such Member hereunder, including the Initial Contribution and any additional contributions made pursuant to prior Capital Calls hereunder, does not exceed $250,000 in the aggregate; and

(b)
The contributions in respect of any such Capital Call are to be used only for the purposes of either (i) prosecution of the Patent Applications, including (without limitation) the preparation and filing of any applications, amendments, supplemental materials, appeals or similar activities in connection with the pursuit of any and all patent rights thereunder, (ii) commercially exploiting any patents granted on the Patent Applications, if any, or (iii) preserving, maintaining or protecting any patents granted on the Patent Applications, if any, including (without limitation) by threatening, commencing, prosecuting and settling litigation to enforce or prevent or seek damages in respect of the infringement of those patents, if granted, or to pursue, negotiate and settle claims for license fees for use of patented technologies, if granted.

6.4	No Interest on Contributions. A Member shall not be paid any interest on any contribution.

6.5
Return of Contributions.  Except as otherwise provided in this Agreement, a Member shall not have the right to receive any return of any contribution.  If a Member is entitled to receive a return of a contribution, the Company may distribute cash, property or a combination thereof to the Member in return of the contribution at the discretion of the Managing Member, and pursuant to any relevant terms of this Agreement.

6.6
Failure to Make Contributions.  If any Member shall fail to make timely payment in full of any required additional capital contribution pursuant to Section 6.3 (a “Funding Default”), the defaulting Member shall have five (5) days in which to cure such Funding Default.  If, after such five (5) days, the defaulting Member has not cured such Funding Default, the non-defaulting Member shall have the following rights, as applicable, in each case exercisable by giving written notice to the defaulting Member in accordance with Section 19.4:

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(a)
in the case of a Funding Default by a Member other than the Managing Member, the Managing Member shall have the right to cause such defaulting Member to sell all of the Units that such defaulting Member then owns to the Managing Member for an amount equal to the Buy-out Amount (as defined below).  Within five (5) days following receipt by the defaulting Member of a notice from the Managing Member pursuant to this Section 6.6, the defaulting Member shall sell, transfer, assign, convey and deliver to the Managing Member all of its right, title and interests in the Units of such defaulting Member (the “Forced Sale Units”), free and clear of all liens.  Simultaneously with the sale, transfer, assignment, conveyance and delivery by the defaulting Member of the Forced Sale Units to the Managing Member, the Managing Member shall deliver or cause to be delivered to the defaulting Member the Buy-out Amount. Thereafter, the defaulting Member shall cease to be a Member for any and all purposes under this Agreement.  For purposes of this Agreement, the term “Buy-out Amount” shall mean, the amount that represents, at the election of such defaulting Member, either (i) the defaulting Member’s then-current Capital Account balance, which amount will be payable by the Managing Member in the form of a non-interest bearing, subordinated promissory note, which note shall be due and payable on the five (5) year anniversary of the date of its issuance, or (ii) fifty percent (50%) of the defaulting Member’s then-current Capital Account balance, which amount will be paid in cash.  If such defaulting Member fails to make an election by written notice to the Managing Member with respect to its Buy-out Amount hereunder within five (5) days following receipt by such defaulting Member of the notice from the Managing Member pursuant to this Section 6.6(a), then such defaulting Member shall be deemed to have elected payment in accordance with Section 6.6(a)(i) above.

(b)
in the case of a Funding Default by the Managing Member, the non-defaulting Member shall have the right to cause the Managing Member to purchase all of the Units that such non-defaulting Member then owns for an amount equal to such non-defaulting Member’s then-current Capital Account balance, which amount will be payable by the Managing Member in cash.  Within five (5) days following receipt by the Managing Member of a notice from the non-defaulting Member pursuant to this Section 6.6, the non-defaulting Member shall sell, transfer, assign, convey and deliver to the Managing Member all of its right, title and interests in the Units of such non-defaulting Member (the “Forced Purchase Units”), free and clear of all liens.  Simultaneously with the sale, transfer, assignment, conveyance and delivery by the non-defaulting Member of the Forced Purchase Units to the Managing Member, the Managing Member shall deliver or cause to be delivered to the non-defaulting Member the cash in an amount equal to such non-defaulting Member’s then-current Capital Account balance.  Thereafter, the non-defaulting Member shall cease to be a Member for any and all purposes under this Agreement.

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SECTION 7	CAPITAL ACCOUNTS

7.1	Capital Accounts. The Company will maintain a separate Capital Account for each Member.

7.2
Section 704(c) Considerations.  In cases where IRC § 704(c) and Treas Reg § 1.704-3 apply to Company property, the Members’ Capital Accounts will be adjusted in accordance with Treas Reg § 1.704-1(b)(2)(iv)(g) for allocations to them of income, gain, loss, and deduction, including depreciation, depletion, amortization, or other cost recovery as computed for book purposes, with respect to the property.

7.3	Revaluations of Property

(a)
Subject to Section 7.3(c), the Managing Member may increase or decrease the Capital Accounts of the Members to reflect a revaluation of Company property, including intangible assets such as goodwill on the Company’s books upon the occurrence of any of the following events:

		(1)	a contribution of money or other property to the Company by a Member as consideration for Units; or

		(2)	a distribution of Company property by the Company to a Member as consideration for Units.

(b)
Subject to Section 7.3(c), the Managing Member will increase or decrease the Capital Accounts of the Members to reflect a revaluation of Company property including intangible assets such as goodwill on the Company’s books upon the liquidation of the Company.

	(c)	Adjustments to Capital Accounts under this Section 7.3 may be made only if:

		(1)	the adjustments are based on the fair market value of Company property taking IRC § 7701(g) into account on the date of adjustment;

(2)
the adjustments reflect the manner in which the unrealized income, gain, loss, or deduction inherent in such property that has not been reflected in the Capital Accounts previously would be allocated among the Members if there were a taxable disposition of such property for such fair market value on that date;

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(3)
the Members’ Capital Accounts are adjusted in accordance with Treas Reg § 1.704-1(b)(2)(iv)(g) for allocations to them of depreciation, depletion, amortization, and gain or loss, as computed for book purposes, with respect to such property; and

(4)
the Members’ distributive shares of depreciation, depletion, amortization, and gain or loss, as computed for tax purposes, with respect to such property will be determined so as to take account of the variation between the adjusted tax basis and book value of such property in the same manner as under IRC § 704(c) and Treas Reg § 1.704-1(b)(4)(i).

7.4
Section 754 Elections.  Upon adjustment to the adjusted tax basis of Company property under IRC § 732, IRC § 734, or IRC § 743, the Capital Accounts of the Members will be adjusted as provided in Treas Reg § 1.704-1(b)(2)(iv)(m).

7.5	Negative Capital Account Balances No Member will have the obligation to contribute to the Company any amount in respect of such Member’s negative Capital Account balance.

SECTION 8	ALLOCATION OF PROFITS AND LOSSES

8.1
Allocation of Profits and Losses  After giving effect to the allocation provisions set forth on Schedule 8.1, Profits and Losses will be allocated to the Members based upon each Members Unit ownership percentage, which shall be determined by dividing the number of Units owned by such Member by the total number of Units owned by all Members.

8.2	Distributions In Kind The Profits or Losses attributable to any asset in kind that is distributed to one or more Members:

	(a)	will be determined as if the asset had been sold at its fair market value before the dissolution and winding up of the Company; and

	(b)	will be allocated as provided in Section 8.1.

SECTION 9	ACCOUNTING, TAXES, AND BANKING

9.1
Books of Account   The Company will keep complete and accurate books of account and records in a manner sufficient to effect and carry out this Agreement.  The books of account and records will be kept in accordance with sound accounting practices consistently applied.

9.2	Taxable Year. The Company will have a taxable year ending on December 31.

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9.3
Bank Accounts.  All Company funds will be deposited in one or more bank accounts in the Company’s name.  The Managing Member will determine the banks, the types of accounts, and the individuals who have authority with respect to the accounts and the funds therein.  Company funds will not be commingled with the funds of any Member.

9.4
Tax Returns.  The Company will cause to be prepared all federal, state, and local income tax returns for the Company.  Within ninety (90) days after the end of a taxable year, the Company will deliver to each Member:

	(a)	any financial statements of the Company for the taxable year, which may be unaudited;

	(b)	a statement showing the share of Company income, gain, loss, credit, and deduction for income tax purposes allocated to each Member for the taxable year; and

	(c)	any other information concerning the Company that the Member may require to complete the Member’s federal, state, and local income tax returns.

9.5	Reporting. Each Member will report the Member’s share of Company income, gain, loss, credit, and deduction for income tax purposes in a manner consistent with this Agreement.

9.6
Tax Matters Member.  The Company will have a Tax Matters Member who will have all of the powers and obligations of a “tax matters member” under IRC § 6231(a)(7).  The Tax Matters Member shall be the Managing Member.

9.7	Tax Elections. The Tax Matters Members will make all of the Company’s tax elections permitted under the Internal Revenue Code, including but not limited to elections under IRC § 754.

SECTION 10	DISTRIBUTIONS

10.1
Allocation of Interim Distributions.  Any distributions of cash or other assets of the Company before the dissolution and winding up of the Company will be allocated to the Members based on each Member’s pro rata ownership of Units, except as set forth in Section 8.1.

10.2
Right to Distributions.  A Member is entitled to receive distributions from the Company before the dissolution and winding up of the Company to the extent and at the times the Managing Member determines, based upon each Member’s pro rata ownership of Units.

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SECTION 11	WITHDRAWAL

11.1
Withdrawal.  A Member may voluntarily withdraw from the Company upon not less than twenty (20) days prior written notice to the Company and the other Member.  If such a notice is provided, the Member receiving the notice may waive any portion or all of the twenty (20) days, thereby causing the Member providing the notice to withdraw on an earlier date.  A notice of withdrawal may not be amended or revoked.  Upon the effectiveness of the withdrawal of a Member pursuant to this Section 11.1, all Units owned by such withdrawn Member shall be immediately cancelled and will no longer be outstanding, and the withdrawn Member shall no longer have any rights hereunder, including (without limitation) any right to return of any of its contributions hereunder.

11.2
No Expulsion.  A Member may not be expelled from the Company but the following acts or omissions by a Member, including the Managing Member, shall entitle the other Member to treat such act or omission as a Funding Default hereunder subject in all respects to the terms of Section 6.6 hereof and/or to hold the Member responsible and liable for damages and other remedies in an arbitration proceeding in accordance with Section 11.3, for such acts or omissions:

(a)
the Member has willfully or persistently committed a material breach of the Articles of Organization or this Agreement or otherwise breached a duty owed to the Company or another Member (including but not limited to violation of the Transfer, Non-competition, or Non-disclosure Provisions hereof).

11.3
Arbitration.  Except as set forth in Section 6.6 or 19.18, any disagreement, claim or dispute between the Members, shall be resolved by binding arbitration.  The arbitration hereunder shall be before one arbitrator in New York County, New York, selected in accordance with procedures established by JAMS Endispute.  Judgment on the award may be entered in any court having jurisdiction.  Each Member shall be responsible for its own fees related to any arbitration.  The Members intend that the arbitration be an expedited forum and, therefore, waive pre-arbitration discovery, depositions, document production and the like, except if, in the opinion of the arbitrator, same may be completed within ten (10) days.  Each Member may be present at all proceedings and may be represented by counsel, who shall have the right to participate, make argument and cross-examine witnesses.  There shall be a full record of the proceedings.  The arbitrator shall render a decision in writing with findings of fact and conclusions of law.

SECTION 12	DISSOLUTION

12.1	Dissolution. The Company will be dissolved and its affairs will be wound up upon the earliest to occur of any of the following Dissolution Events:

	(a)	upon reaching the time for dissolution, if any, specified in the Articles of Organization;

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	(b)	by the consent of the Members;

	(c)	at such time as the Company has no Members; or

	(d)	upon entry of a decree of judicial dissolution under the Act.

12.2	Distribution. Upon the winding up of the Company, the assets of the Company will be distributed, and applied by the Company in the following priority:

	(a)	to the extent permitted by law, to creditors, including Members and former Members who are creditors, in satisfaction of liabilities of the Company;

	(b)	with respect to non-cash assets of the Company, to the Managing Member; and

	(c)	after giving effect to the allocation and other provisions under Section 8.1, all other assets of the Company to the Members based upon their respective pro rata ownership of Units.

12.3
Winding Up.  Upon dissolution, the Company will continue its existence, but may not carry on any business, except that which is appropriate to wind up and liquidate its business and affairs. The Member who has not wrongfully dissolved the Company may wind up the Company’s affairs, including:

(1) collecting its assets;

(2) disposing of its properties that will not be distributed in kind to the Members;

(3) discharging or making provision for discharging its liabilities;

(4) distributing its remaining property among the Members in accordance with Section 12.2; and

(5) doing every other act necessary to wind up and liquidate its business and affairs.

SECTION 13	RECORDS AND REPORTS

13.1	Company Records.

	(a)	The Company will keep at its principal office or registered office the following:

		(1)	a current list of the full name and last-known business, residence, or mailing address of each Member;

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(2) a copy of the Articles of Organization and all amendments to the Articles of Organization, together with executed copies of any powers of attorney pursuant to which any amendment has been executed;

(3) copies of the Company's federal, state, and local income tax returns and reports, if any, for the three most recent years; and

(4)
a copy of this Agreement and all restated operating agreements, copies of any writings permitted or required under the Act, and copies of any financial statements of the Company for the three most recent years.

	(b)	Any of the foregoing Company records are subject to inspection and copying by any Member at such Member’s reasonable request and at such Member’s expense during ordinary business hours.

13.2	Scope of Inspection Right.

	(a)	A Member’s agent or attorney has the same inspection and copying rights as the Member.

	(b)	The right to copy records includes, if reasonable, the right to receive copies made by photographic, xerographic, or other means.

SECTION 14	OFFICERS

14.1	Officers.

	(a)	The Company may have any officers or assistant officers designated by the Managing Member.

	(b)	The same individual may simultaneously hold more than one office in the Company.

14.2
Duties.  Each officer has the authority and will perform the duties set forth in this Agreement or, to the extent consistent with this Agreement, the duties prescribed by the Managing Member or by direction of an officer authorized by the Managing Member to prescribe the duties of other officers.

14.3	Designation and Removal. An officer:

	(a)	must be designated, appointed, elected, removed, or replaced by vote, approval, or consent of the Managing Member; and

	(b)	holds office until a successor has been appointed and qualified, unless the officer sooner resigns or is removed.

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14.4
President. The Managing Member may designate a President.  If designated, the President will supervise, direct, manage and administer the business and affairs of the Company as directed by the Managing Member.

14.5	Treasurer. The Managing Member may designate a Treasurer. If designated, the Treasurer will:

	(a)	have general charge of and be responsible for all funds of the Company;

(b)
receive and give receipts for monies due and payable to the Company from any source and deposit the monies in the name of the Company in banks, trust companies, or other depositories selected by the Managing Member or an authorized officer; and

	(c)	perform all duties commonly incident to the office of Treasurer and other duties prescribed by the Managing Member or an authorized officer.

14.6	Secretary. The Managing Member may designate a Secretary. If designated, the Secretary will.

	(a)	prepare minutes of the Members’ and Managing Member’s meetings and authenticate records of the Company;

	(b)	ensure that all notices by the Company under the Act, the Articles of Organization, or this Agreement are given;

	(c)	keep and maintain the records of the Company specified in Section 13.1(a); and

	(d)	perform all duties commonly incident to the office of Secretary and other duties prescribed by the Managing Member or an authorized officer.

SECTION 15	REPRESENTATIONS, WARRANTIES, AND COVENANTS OF MEMBERS

Each Member represents, warrants, and covenants to the other Member as follows:

15.1	Status. Member is duly organized and validly existing under the laws of the state specified under the Member’s name on Schedule 2.1.

15.2	Authority. Member has full power and authority to sign and deliver this Agreement and to perform all of Member’s obligations under this Agreement.

15.3
Binding Obligation.  This Agreement is the legal, valid, and binding obligation of Member, enforceable against Member in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or other similar laws of general application or by general principles of equity.

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15.4	No Conflicts. The signing and delivery of this Agreement by Member and the performance by Member of all of Member’s obligations under this Agreement will not:

(a)
conflict with Member’s articles of incorporation, bylaws, articles of organization, operating agreement, certificate of limited partnership, partnership agreement, trust agreement, or other similar organizational documents, if any;

	(b)	breach any agreement to which Member is a party, or give any person the right to accelerate any obligation of Member;

	(c)	violate any law, judgment, or order to which Member is subject; or

	(d)	require the consent, authorization, or approval of any person, including but not limited to any governmental body.

15.5	Speculative Investment. Member understands that:

	(a)	Acquiring or purchasing the Units is a speculative investment and involves a high degree of risk of loss of Member’s investment; and.

(b)
Member may be unable to liquidate Member’s investment in the Units because the Units are subject to substantial transfer restrictions in that Units may only be sold or transferred to the other Member, and because no public market exists for the Units.

15.6	Sophistication.

	(a)	Member has the knowledge and experience in technological, financial and business matters necessary to make Member capable of evaluating the merits and risks of an investment in the Units.

(b)
Member has had the opportunity to ask questions and receive answers concerning the Company and the terms and conditions of the purchase of the Units, and to obtain any additional information deemed necessary by Member to evaluate the merits and risks of an investment in the Units.  Member has obtained all of the information desired in connection with the purchase of the Units.

16 - OPERATING AGREEMENT

15.7	Investment Intent.

	(a)	Member is acquiring the Units solely for Member’s own account, for investment, and not with a view to or for resale in connection with any distribution of the Units.

	(b)	Member has no oral or written agreement or plan to sell or transfer or otherwise dispose of the Units.

	(c)	Member understands that Member must bear the economic risk of owning the Units for an indefinite period of time.

15.8
No Registration.  Member understands that the Units have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and that the Company is not obligated to register the Units.

15.9
Release and Indemnification.  Member understands that the Company is relying on Member’s representations, warranties, and covenants in this Agreement to issue the Units pursuant to one or more exemptions from the registration and qualification requirements of the Securities Act and applicable state securities laws.  Member releases and will defend and indemnify the Company and the other Member and authorized representative of the Company and other Member, from and against any and all claims, actions, proceedings, damages, liabilities, and expenses of every kind, whether known or unknown, including but not limited to reasonable attorney’s fees, resulting from or arising out of a breach by Member of any representation, warranty, or covenant in this Section 15.

SECTION 16                         ADDITIONAL PROVISIONS

The following provisions are incorporated by reference into this Agreement:

(a)	Definitions;

(b)	the Transfer Provisions attached as Appendix B;

(c)	the Non-competition Provisions attached as Appendix C; and

(d)	the Non-disclosure Provisions attached as Appendix D.

SECTION 17	TERMINATION

17.1
Agreement.  This Agreement will terminate (which will not relieve the Members from, thereafter, complying with the Non-competition Provisions, Non-disclosure Provisions, Dissolution matters and remedies of the Members) upon the earliest to occur of the following:

17 - OPERATING AGREEMENT

(a)	upon the written agreement of the Members; or

(b)	upon the merger of the Company with another business entity, if the Company is not the surviving business entity; or

(c)	upon the conversion of the Company into another business entity; or

(d)	as set forth in Section 11.2; or

(e)	the Bankruptcy of the Company.

SECTION 18	EQUITABLE RELIEF

The parties acknowledge that the remedies available at law for any breach of this Agreement will, by their nature, be inadequate.  Accordingly, each party may obtain injunctive relief or other equitable relief to restrain a breach or threatened breach of this Agreement or to specifically enforce this Agreement, without proving that any monetary damages have been sustained.

SECTION 19	GENERAL

19.1
No Assignment.  Except as specifically set forth herein, a Member may neither assign nor delegate any of the Member’s rights or obligations under this Agreement to any person or entity, and any attempted or purported assignment in violation of this provision shall be void and of no effect.  An assignment includes but is not limited to a transfer or encumbrance or series of transfers or encumbrances of fifty (50%) percent or more of the Units or other ownership interests of a Member, regardless of whether the transfer or encumbrance occurs voluntarily or involuntarily, by operation of law, or because of any act or occurrence.

19.2	Binding Effect. This Agreement will be binding on the Members and their respective representatives and successors.

19.3
Amendment.  This Agreement may be amended only by a written agreement signed by the Members, except that the Company may amend Schedule 2.3 in accordance with Section 2.4 without the consent of the other parties.

19.4	Notices. All notices or other communications required or permitted by this Agreement:

(a) must be in writing;

18 - OPERATING AGREEMENT

(b)
must be delivered to the Members at the addresses or facsimile numbers set forth on Schedule 2.3, or any other address or contact information that a Member may designate by notice to the other Members; and

(c) are considered delivered:

(1) upon actual receipt if delivered personally or by facsimile, e-mail, or an overnight delivery service; and

(2) at the end of the third business day after the date of deposit in the United States mail, postage pre-paid, certified, return receipt requested.

19.5
Waiver.  No waiver will be binding on a Member unless it is in writing and signed by the Member making the waiver.  A Member’s waiver of a breach of a provision of this Agreement will not be a waiver of any other provision or a waiver of a subsequent breach of the same provision.

19.6
Severability.  If a provision of this Agreement is determined to be unenforceable in any respect, the enforceability of the provision in any other respect and of the remaining provisions of this Agreement will not be impaired.

19.7	Further Assurances. The Members will sign other documents and take other actions reasonably necessary to further effect and evidence this Agreement.

19.8	No Third-Party Beneficiaries. The Members do not intend to, and do not, confer any right or remedy on any third party.

19.9	Termination. The termination of this Agreement, regardless of how it occurs, will not relieve a party of obligations that have accrued before the termination.

19.10	Survival. All provisions of this Agreement that would reasonably be expected to survive the termination of this Agreement will do so.

19.11	Attachments. Any exhibits, schedules, and other attachments referenced in this Agreement are part of this Agreement.

19.12	Remedies. The Members will have all remedies available to them at law or in equity. All available remedies are cumulative and may be exercised singularly or concurrently.

19.13
Governing Law.  This Agreement and all rights, benefits and privileges hereunder are governed by the laws of the State of New York without giving effect to any conflict-of-law principle of any jurisdiction.

19 - OPERATING AGREEMENT

19.14
Venue.  Any action or proceeding arising out of this Agreement will be litigated in courts located in New York or Nassau County, New York.  Each party consents and submits to the jurisdiction of any local, state, or federal court located in New York or Nassau County, New York.

19.15	Attorney’s Fees. Each Member shall be responsible for its own attorney’s and other fees related to any arbitration or litigation.

19.16
Entire Agreement.  This Agreement contains the entire understanding of the Members regarding the subject matter of this Agreement and supersedes all prior and contemporaneous negotiations and agreements, whether written or oral, between the parties with respect to the subject matter of this Agreement.

19.17
Signatures.  This Agreement may be signed in counterparts.  A fax transmission of a signature page will be considered an original signature page.  At the request of a Member, the other Member will confirm a fax-transmitted signature page by delivering an original signature page to the requesting Member.

19.18
Member VMS Contract Default.  In the event that Member VMS fails to perform any obligation or otherwise breaches any agreement under the terms of either (a) that certain Unsecured Convertible Promissory Note issued by Member VMS to Member IDS, dated as of the date hereof (the “Note”), (b) that certain Consulting Agreement between Member VMS and Jay Russ, dated as of the date hereof (the “Consulting Agreement), or (c) that certain Exclusive Patent and Trade Secret License Agreement, by and between Member VMS and the Company, dated as of the date hereof (the “License Agreement,” and together with the Note and the Consulting Agreement, the “IDS Agreements”), and in the case of (a) above, such failure constitutes an “event of default” (as such term is defined in the Note) under such Note, then in any such case, Member VMS shall be deemed to have committed a Funding Default under Section 6.6 of this Agreement and, thereafter, Member IDS shall be entitled to all remedies available to it under this Agreement for such Funding Default.

[Signature pages to follow]
20 - OPERATING AGREEMENT

Company: IDS Patent Holding, LLC, by Intelligent Digital Systems, LLC, its Managing Member, by ___________________________________ Jay Edmond Russ, Esq., Managing Member

Members:

Intelligent Digital Systems, LLC, by ___________________________________ Jay Edmond Russ, Esq., Managing Member

Visual Management Systems, Inc., by ______________________________ Jason Gonzalez, President

21 - OPERATING AGREEMENT

APPENDIX A

Definitions

“Act” means the New York Limited Liability Company Act, as amended from time to time.

“Articles of Organization” means the document described in the Act for the purpose of forming the Company, including articles of organization as they may be amended or restated, articles of conversion, and articles of merger.

“Bankruptcy” means, with respect to a person:

(a)	assignment by the person for the benefit of creditors;

(b)	commencement of a voluntary bankruptcy case by the person;

(c)	adjudication of the person as bankrupt or insolvent;

(d)
filing by the person of a petition or answer seeking for the person any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or rule;

(e)	filing by the person of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the person in any proceeding of this nature;

(f)	seeking, consenting to, or acquiescing in the appointment of a trustee, receiver, or liquidator of the person or of all or any substantial part of the person’s properties;

(g)	commencement of an involuntary bankruptcy case against the person that has not been dismissed on or before the 120th day after the commencement of the case; or

(h)	appointment, without the person’s consent, of a trustee, receiver, or liquidator either of the person or of all or any substantial part of the person’s properties that is not:

(1) vacated or stayed on or before the 90th day after appointment; or

(2) vacated on or before the 90th day after expiration of a stay.

“Capital Account” means a capital account to be maintained in accordance with Treas Reg § 1.704-1(b)(2)(iv).

“Member” means a person with an ownership interest in the Company and all of the rights and obligations of a Member specified in the Act, the Articles of Organization, and this Agreement, including the Member’s share of Profits and Losses, the right to receive distributions of the Company’s assets, and any right to vote or participate in management.

“Profit” and “Loss” means for each taxable year of the Company or other period for which profits and losses must be computed the Company’s taxable income or loss determined in accordance with IRC § 703(a), with the following adjustments:

(i)	all items of income, gain, loss, deduction, or credit required to be stated separately under IRC § 703(a)(1) will be included;

(j)	any tax-exempt income of the Company not otherwise taken into account in this definition will be included;

(k)	any expenditures of the Company under IRC § 705(a)(2)(B) or treated as such under Treas Reg § 1.704-1(b)(2)(iv)(i) not otherwise taken into account in this definition will be excluded;

(l)
gain or loss resulting from any taxable disposition of property will be computed by reference to the adjusted book value of the property disposed of, notwithstanding the fact that the adjusted book value of the property differs from the adjusted basis of the property for federal income tax purposes;

(m)
in lieu of the depreciation, amortization, or cost recovery deductions allowable in computing taxable income or loss, there will be taken into account the depreciation or amortization computed for book purposes; and

(n)	any items which are allocated under Schedule 8.1 will not be taken into account.

“Transfer” means any transfer, including but not limited to any sale, exchange, gift, encumbrance, foreclosure of an encumbrance, or attachment.

“Units” means units that evidence an ownership interest in the Company.

APPENDIX B

Transfer Provisions

SECTION 20                         DEFINITIONS

Unless defined elsewhere in this Agreement, capitalized terms used in these Transfer Provisions will have the meanings ascribed to them in Appendix A.

SECTION 21                         RESTRICTION ON TRANSFER

21.1	Restriction. No Transfer of Units may be made unless the Transfer is expressly permitted by this Agreement.

21.2
Securities Laws.  No offer or Transfer of Units may be made unless pursuant to an effective registration statement filed under the Securities Act and applicable state securities laws, or unless the Company receives an opinion of counsel, in form and from counsel satisfactory to the Company, that the offer or Transfer is exempt from the registration requirements of the Securities Act and applicable state securities laws.

21.3	Prohibited Transfers. Any Transfer of Units that is not expressly permitted by this Agreement will be null and void and have no force or effect.

21.4
Indemnification.  Each Member will defend and indemnify the Company and the other Member from any and all claims, actions, proceedings, damages, liabilities, and expenses of every kind, whether known or unknown, including but not limited to reasonable attorney’s fees, resulting from or arising out of any attempted or purported Transfer of Units by the Member that is not expressly permitted by this Agreement.

SECTION 22                         PERMITTED TRANSFERS

A Member may Transfer Units only with the prior written consent of all other Members.

APPENDIX C

Non-competition Provisions

SECTION 23                         DEFINITIONS

For purposes of these Non-competition Provisions, the following terms have the following meanings:

“Restricted Period” means with respect to a Member the period beginning on the date of this Agreement and ending after the earlier to occur of the following:

(a) the Member ceases being a party to this Agreement; and

(b) this Agreement terminates.

“Restrictions” means the restrictions set forth in Section 20, Section 21, and Section 22 of these Non-competition Provisions.

SECTION 24                         NON-COMPETITION

During a Member’s Restricted Period, the Member will not advise, invest in, own, manage, operate, control, be employed by, provide services to, lend the Member’s name to, or otherwise assist any person or entity that competes with the Company.

SECTION 25                         NON-SOLICITATION

25.1	Employees. During a Member’s Restricted Period, except as expressly contemplated in this Agreement or as expressly authorized by all Members, the Member will not:

	(a)	solicit any employee of the Company or the other Member to become an employee or independent contractor of the Member or any other person; or

	(b)	suggest to an employee of the Company or the other Member that the employee should reduce or terminate the employee’s relationship with the Company or other Member.

25.2
Business Relations.  During a Member’s Restricted Period, the Member will not suggest to a business relation of the Company or the other Member that the business relation should reduce or terminate the business relation’s business or relationship with the Company or other Member.

SECTION 26                         NO HIRE

During a Member’s Restricted Period, except as expressly contemplated by this Agreement or as expressly authorized by all Members, the Member will not, for the Member, or on behalf of any person or entity, hire as an employee or engage as an independent contractor any person who was an employee of the Company or the other Member at any time during the Member’s Restricted Period.

SECTION 27                         RESTRICTIONS

27.1
Reasonableness.  Each Member acknowledges and agrees that each Restriction is reasonable in scope and that the Restrictions afford a fair protection to the interests of the Company and the other Member.

27.2
Enforceability.  The parties intend that each Restriction be enforceable to the fullest extent permitted by law.  If a Restriction is determined to be unenforceable to any extent, the Restriction will automatically be amended to the extent necessary to make it enforceable.

27.3	Breach. If a Member breaches a Restriction, the Member’s Restricted Period for all Restrictions will be extended by the duration of the breach.

 APPENDIX D

Non-disclosure Provisions

SECTION 28                         DEFINITIONS

For purposes of these Non-disclosure Provisions, the following terms have the following meanings:

“Confidential Information” means all information related to the Company or its business that is disclosed to a Member, including but not limited to business models, financial and technical information, trade secrets, know-how, ideas, designs, drawings, specifications, techniques, programs, systems, processes, and computer software.

“Representatives” means directors, officers, managers, employees, subcontractors, agents, consultants, advisors, and other authorized representatives.

“Restricted Period” means with respect to a Member the period beginning on the date of this Agreement and ending after the earlier to occur of the following:

(a) the Member ceases being a party to this Agreement; and

(b) this Agreement terminates.

SECTION 29                         OBLIGATIONS OF MEMBERS

29.1	Use Restrictions and Nondisclosure Obligations. During a Member’s Restricted Period:

(a)
the Member will not use Confidential Information for any purpose without the Company’s specific prior written authorization, except the Member may use Confidential Information to promote and effect the purposes of the Company;

(b)
the Member will not disclose Confidential Information to any person without the Company’s specific prior written authorization, except the Member may disclose Confidential Information on a need-to-know basis, to Representatives of the Member who are informed by the Member of the confidential nature of the Confidential Information and the obligations of the Member under these Non-disclosure Provisions and each Member will cause the Member’s Representatives to comply with the provisions of this Section 24.

29.2	Notification and Assistance Obligations. During a Member’s Restricted Period, the Member will:

	(a)	promptly notify the Company of any unauthorized use or disclosure of Confidential Information, or any other breach of these Non-disclosure Provisions; and

(b)
assist the Company in every reasonable way to retrieve any Confidential Information that was used or disclosed by the Member or the Member’s Representatives without the Company’s specific prior written authorization and to mitigate the harm caused by the unauthorized use or disclosure.

29.3
Exceptions.  A Member will not breach Section 24.1 or Section 24.2 of these Non-disclosure Provisions by using or disclosing Confidential Information if the Member demonstrates that the information used or disclosed:

	(a)	is generally available to the public other than as a result of a disclosure by the Member or a Representative of the Member;

(b)
was received by the Member from another person without any limitations on use or disclosure, but only if the Member had no reason to believe that the other person was prohibited from using or disclosing the information by a contractual or fiduciary obligation; or

	(c)	was independently developed by the Member without using Confidential Information.

29.4
Return of Confidential Information.  Upon the Company’s request, each Member will promptly return to the Company all materials furnished by the Company containing Confidential Information, together with all copies and summaries of Confidential Information in the possession or under the control of the Member.

SECTION 30                                NO TRANSFER

These Non-disclosure Provisions do not transfer any ownership rights to any Confidential Information.

SECTION 31                                NO REPRESENTATIONS OR WARRANTIES

No party makes any representations or warranties, either express or implied, with respect to the accuracy or completeness of Confidential Information.

SCHEDULE 2.3

Company Information as of April 2, 2008.

(a)	Name of each Member:

Intelligent Digital Systems, LLC

Visual Management Systems, Inc.

(b)	Number of Units owned by each Member:

Member	Units

Intelligent Digital Systems, LLC	50 Units

Visual Management Systems, Inc.	50 Units

(c)	Each Member’s contribution to the Company, together with the date and value of the contribution:

Member	Contributions	Date of Contribution	Value

Intelligent Digital Systems, LLC	U.S. Patent Applications, Serial Numbers 10/145,058 and 10/279,279	4/2/08	$5,000*

Visual Management Systems, Inc.	Cash	4/2/08	$5,000

* Represents the agreed value of certain assets contributed pursuant to that certain Asset Purchase Agreement, dated as of April 2, 2008, by and among Intelligent Digital Systems, LLC, Visual Management Systems, Inc. and the IDS Patent Holding, LLC.

(d)	Value of each Member’s capital account:

Member	Value of Capital Account

Intelligent Digital Systems, LLC	$5,000

Visual Management Systems, Inc.	$5,000

(e)	Address or other notice information of the Company and each Member (for purposes of all notices hereunder):

IDS Patent Holding, LLC
Facsimile: (516) 541-1077

Intelligent Digital Systems, LLC
Facsimile: (516) 541-1077

Visual Management Systems, Inc.
1000 Industrial Way North Suite C
Toms River, New Jersey  08755

(f)	Tax Matters Member of the Company:

Intelligent Digital Systems, LLC

(g)	Name of each officer of the Company:

Jay Russ - President

SCHEDULE 8.1

Allocation of Profits and Losses

SECTION 1                                CONTRIBUTED PROPERTY

To the extent permitted or required by IRC § 704(c) and the regulations thereunder, income, gain, loss, and deduction with respect to property contributed to the Company will be allocated among the Members so as to take account of the variation between the basis of the property to the Company and its fair market value at the time of contribution.  Allocations made under this Section 1 are solely for tax purposes and will not affect any Member’s Capital Account, share of Profits and Losses, or the right to receive distributions of the Company’s assets.

SECTION 2	SECTION 754 ELECTIONS

If the Capital Accounts of the Members are adjusted under Treas Reg § 1.704-1(b)(2)(iv)(m) because of an adjustment to the adjusted tax basis of Company property under IRC § 732, IRC § 734, or IRC § 743:

(a)	the amount of the adjustment to the Capital Accounts will be treated as an item of gain if the basis of the property increases;

(b)	the amount of the adjustment to the Capital Accounts will be treated as an item of loss if the basis of the property decreases; and

(c)	the gain or loss will be allocated to the Members in a manner consistent with the manner in which their Capital Accounts are adjusted under Treas Reg § 1.704-1(b)(2)(iv)(m).

SECTION 3	GUARANTEED PAYMENTS

To the extent that any compensation paid to a Member by the Company is determined by the Internal Revenue Service not to be a guaranteed payment under IRC § 707(c) or not to be a transaction between the Member and the Company under IRC § 707(a), the Member will be allocated income in an amount equal to the compensation payment and the Member’s Capital Account will be adjusted to treat the compensation payment as a distribution.

SECTION 4	RECAPTURE

In making any allocation among the Members of income or gain from a sale or other disposition of a Company asset, the ordinary income portion, if any, of the income or gain resulting from the recapture of cost recovery or other deductions will be allocated among those Members who were previously allocated, or whose predecessors-in-interest were previously allocated, the cost recovery deductions or other deductions resulting in the recapture items, in proportion to the amount of the cost recovery deductions previously allocated to them.

SECTION 5	WITHHOLDING

All amounts required to be withheld under IRC § 1446 or any other provision of applicable federal, state, or local tax law will be treated as amounts actually distributed to the affected Members.

SECTION 6	OTHER ALLOCATIONS

If this Agreement does not provide for the allocation of any items of Company income, gain, loss, credit, or deduction among the Members the items will be allocated among the Members in the same proportions as they share profits.